UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE CHEESECAKE FACTORY INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transactions applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 22, 2005

Dear Stockholder:

          You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Tuesday, May 24, 2005 at 10:00 a.m. (Pacific Daylight Time). The meeting will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362.

          The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results.

          Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card. Or, you can vote by telephone or Internet (see back cover). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely,

David Overton
Chairman of the Board and
Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

          Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your Proxy by telephone or the Internet (see back cover), or by returning the Proxy card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the Proxy is revocable.

IF YOU PLAN TO ATTEND THE MEETING

          Please note that attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

THE CHEESECAKE FACTORY INCORPORATED
26950 Agoura Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 24, 2005

          The 2005 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on Tuesday, May 24, 2005, beginning at  10:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect two nominees to serve as directors of the Company for three-year terms and until respective successors shall be elected and qualified;

2.	To consider and vote upon a proposal to approve the material terms of performance incentive goals under The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan;

3.

To consider and vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the maximum authorized number of shares of Common Stock from 150,000,000 to 250,000,000; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          At the Annual Meeting, the Board of Directors intends to present David Overton and Karl L. Matthies for election to the Board of Directors.

          The Board of Directors has fixed the close of business on April 4, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Debby R. Zurzolo
Secretary

Calabasas Hills, California
April 22, 2005

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN.  PLEASE READ CAREFULLY THE ATTACHED PROXY STATEMENT, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN THE PROXY CARD AS SOON AS POSSIBLE.

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2005

General

          This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on May 24, 2005, beginning at 10:00 a.m. Pacific Daylight Time, and at any adjournment or postponement thereof. The Company intends to cause this Proxy Statement and form of proxy to be mailed to stockholders on or about April 22, 2005.

Voting; Quorum; Abstentions and Broker Non-Votes

          On April 4, 2005, the record date fixed by the Board of Directors for the Annual Meeting, 78,096,591 shares of the Company’s common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held of record. Only stockholders of record at the close of business on April 4, 2005 will be entitled to notice of and to vote at the Annual Meeting.

          The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or  represented by proxy. The Bylaws of the Company provide that unless otherwise provided by law or by the Certificate of Incorporation or the Bylaws, all elections and questions other than the election of directors shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the Annual Meeting.  Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining.  Shares of voting stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the recordholder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) shall be treated as present for purposes of determining a quorum.

          Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes. Proposal 2 requires the approval of a majority of the outstanding shares of stock entitled to vote thereon present in person or proxy at the Annual Meeting. Accordingly, abstentions as to Proposal 2 will have the same effect as votes against Proposal 2. Broker non-votes as to Proposal 2, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against Proposal 2, and will not be included in calculating the number of votes necessary for approval of Proposal 2. Proposal 3 requires the approval of a majority of the shares of common stock outstanding.  Therefore, abstentions and broker non-votes with respect to Proposal 3 will have the same effect as votes against the proposal.

Proxies

          Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing same, prior to their exercise, by attendance and voting at the Annual Meeting (although attendance at the Annual Meeting itself will not revoke a proxy) or by filing with the Secretary of the Company an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the Annual Meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.

          If no directions are given, the shares represented by such proxies will be voted FOR the election of the nominees for directors named in this Proxy Statement, FOR approval of the material terms of performance incentive criteria under The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan, and FOR the approval of an amendment to the Company’s Certificate of Incorporation to increase the maximum authorized number of shares of Common Stock.

          The named proxies may vote in their discretion upon such other matters as may properly come before the Annual Meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes).

Solicitation

          The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. The Company’s directors, officers and other employees may solicit proxies, without additional remuneration, in person or by telephone or facsimile transmission. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

PROPOSAL 1

ELECTION OF DIRECTORS

          The Company’s Bylaws provide for a Board of Directors consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board of Directors. The Board of Directors has currently set the number of directors at five. The Board of Directors is classified into three classes with each director serving a three-year term. David Overton and Karl L. Matthies are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2005. Jerome I. Kransdorf and Wayne H. White are serving terms that expire at the Annual Meeting of Stockholders to be held in 2006. Thomas L. Gregory is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2007. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are appointed annually by the Board of Directors and serve at the Board of Directors’ discretion.

          The Corporate Governance and Nominating Committee of the Board of Directors (“Governance Committee”) has recommended the nomination of David Overton and Karl L. Matthies for reelection to the Board of Directors for three-year terms that will expire at the Annual Meeting of Stockholders to be held in 2008. The Board of Directors approved this recommendation and nominated Messrs. Overton and Matthies, each of whom has indicated his willingness to serve. Unless a stockholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Overton and Matthies.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. OVERTON AND MATTHIES TO THE BOARD OF DIRECTORS.

The Company’s Board of Directors

          DAVID OVERTON, age 59, co-founded the Company’s predecessor with his parents. He has served as the Company’s Chairman of the Board and Chief Executive Officer since its incorporation in February 1992.

          THOMAS L. GREGORY, age 69, became a director of the Company upon the consummation of its initial public offering in September 1992. Mr. Gregory has over 50 years of experience in the food service industry. He served as Vice Chairman of the board of directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the board of directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, he served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the board of directors of Regis Corporation, the world’s largest chain of retail haircare operations.

          JEROME I. KRANSDORF, age 66, became a director of the Company in March 1997. Mr. Kransdorf has more than 40 years of investment management experience. He currently serves as President of JaK Direct, a division of Muriel Siebert & Co., Inc. From 1997 to 2001, Mr. Kransdorf served as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies.

          KARL L. MATTHIES, age 62, became a director of the Company in March 2003. Mr. Matthies is President of Bellagio Partners, a private investment management and consulting company. Prior to forming Bellagio, he was the senior partner in charge of consumer and real estate investment banking at Banc of America Securities. Mr. Matthies was a founding member of Montgomery Securities, the predecessor firm of Banc of America Securities, where he held a variety of positions from 1971 through 1999. He was an I.I. ranked hotel and restaurant analyst for nine years and also served as the firm’s research director from 1978 to 1990 prior to assuming his investment banking role. He is also a member of the board of directors of Enwisen, Inc., an on-line employee benefits company.

          WAYNE H. WHITE, age 67, became a director of the Company upon the consummation of its initial public offering in September 1992. From 1983 until his retirement in June 2002, Mr. White was an investment banker specializing in gaming and restaurant companies. Mr. White has approximately 20 years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years). He is also a member of the board of directors of Nevada Gold & Casinos, Inc.

The Company’s Director Nominations Process

          The Board of Directors has adopted a Policy and Procedure Regarding Board of Director Candidates (the “Nominations Policy”). The purpose of the Nominations Policy is to describe the process by which candidates are selected for possible inclusion in the Company’s recommended slate of director nominees. The Governance Committee of the Board of Directors administers the Nominations Policy.

          The Governance Committee is responsible for identifying candidates for nomination or appointment to the Board of Directors. To fulfill this function, the Governance Committee will at least annually review the size and composition of the Board of Directors and its committees, including the number of directors eligible for election at the Annual Meeting of Stockholders, in accordance with the Company’s Articles of Incorporation and By-laws. The Governance Committee may solicit recommendations for nominees from other directors, members of senior Company management or others. In addition, the Governance Committee will consider recommendations of a stockholder of record who timely complies with these policies and procedures.

Minimum Qualifications

          The Governance Committee has identified the following minimum qualifications for candidates for nomination to the Board of Directors:

•	Each candidate shall be prepared to represent the best interests of all of the Company’s stockholders and not just one particular constituency.

•

Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

•	No candidate or family member (as defined in NASD rules) of a candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

•

Each candidate shall be prepared to fully participate in Board activities, including active membership on at least one Board committee, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

•	The candidate must consent in writing to be named in the Company’s Proxy Statement as a nominee and to serve as a director of the Company if nominated, elected or appointed, and qualified.

•

The candidate’s service as a director must not cause the Company or any of its subsidiaries to lose, or to be threatened with the loss of any application for, right to the use of, or entitlement to, any material governmental license, authorization or permit.

•	The candidate shall not have attained the age of 72 on or before the date of the annual meeting of stockholders at which his or her election to the Board would be considered by the stockholders.

•	The candidate shall not serve as a member of the board of directors of more than four publicly traded companies in addition to the Company.

Criteria for Evaluating Candidates

          In evaluating nominations, the Governance Committee will seek to achieve a balance of different capabilities, experience and knowledge. The Governance Committee will consider the following criteria in evaluating candidates for nomination in light of the size and composition of the Board of Directors and its committees:

•	Satisfaction of the minimum qualifications established by the Governance Committee.

•

Whether the candidate demonstrates the ability to exercise sound business judgment and has substantial experience in business or outside the business community (for example, in the academic, public or scientific communities).

•	Whether the candidate could positively contribute to the existing cooperative and collaborative culture among Board members.

•	Whether the candidate is a party to any action or arbitration adverse to the Company or any of its subsidiaries.

•	Whether the candidate would qualify as an “independent” director as defined by The Nasdaq Stock Market, Inc. listing standards.

•	Whether the candidate would qualify as an “audit committee financial expert.”

•	Whether the candidate has been involved in any legal proceeding that would be required to be disclosed by the Company pursuant to Item 401(f) of Regulation S-K.

•	Whether any business relationships exist, or have existed, that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

•	Whether the Company would be required to disclose any of the relationships described in Section 402(j) of Regulation S-K.

•	The number and identity of any other boards of directors of which the candidate is a member.

•	Whether the candidate has provided accurate and complete responses to any requests for additional information by the Governance Committee.

•	If requested by the Governance Committee, whether the candidate has agreed to be interviewed by the Governance Committee.

General Nomination Right of All Stockholders

          Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws. The Company has an advance notice provision in its Bylaws. Nominations for the election of directors, other than by the Governance Committee or the Board of Directors, must be made by a stockholder of record on the date of giving notice and on the record date for such meeting by giving timely written notice to the Secretary of the Company at the Company’s principal offices. Such notice must be received not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided that, if in the event that notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding annual meeting of stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the annual meeting. In the event that the number of a class of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by the increase, if the notice is delivered to, or mailed and received at, the Company’s principal executive offices (addressed to the Secretary) no later than 10 calendar days following the day on which the Company makes the public announcement. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if the stockholder provides notice in writing to the Company’s Secretary not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the meeting date was made, whichever first occurs, or no less than 90 or more than 120 days prior to the meeting. The stockholder’s notice must include all of the information required by the Company’s Bylaws, including a statement whether the stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders to elect the nominee or nominees. If the stockholder provides a statement that the stockholder intends to deliver a proxy statement and form of proxy, the nomination may not be brought before the meeting unless the stockholder has delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by the stockholder to be sufficient to elect the nominee or nominees proposed by the stockholder. The foregoing summary does not purport to be a complete description of all of the provisions of the Company’s Bylaws pertaining to stockholder nominations and proxies. Stockholders may obtain, without charge, a copy of the Company’s Bylaws upon written request to the Company’s Secretary at its principal executive offices.

Stockholder Recommendations to the Governance Committee

          A stockholder of record may also recommend a candidate for consideration by the Governance Committee. In order to give the Governance Committee sufficient time to evaluate a recommended candidate, the recommendation should be received by the Company’s Secretary at the Company’s principal executive offices not later than the 120th calendar day before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. The stockholder’s recommendation must include all of the following:

•	The stockholder’s name, address and telephone number.

•	The recommended candidate’s name, address and telephone number.

•	The written consent of the recommended candidate to be named in the Company’s proxy statement and to serve as a director if nominated, elected or appointed, and qualified to serve.

•

A description of all arrangements or understandings in connection with such recommendation between the stockholder and the recommended candidate or between the stockholder and any other person or persons (including their names).

•	A description of any business, familial or other financial or personal relationship between the stockholder and the recommended candidate.

•	Information with respect to the recommended candidate with respect to each of the criteria identified above for evaluating recommendations.

Evaluation of Candidates

          The Governance Committee will consider all candidates identified through the process outlined above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Governance Committee’s initial evaluation, a candidate continues to be of interest to the Committee, the Chair of the Governance Committee will interview the candidate and communicate the Chair’s evaluation to the other Committee members and the Chairman of the Board of Directors. Other members of the Governance Committee and senior Company management will conduct subsequent interviews. Ultimately, background and reference checks will be conducted and the Governance Committee will meet to finalize its list of recommended candidates for consideration by the full Board of Directors. If an incumbent is nominated, the interview process may be abbreviated at the discretion of the Chair of the Governance Committee. If the Chair of the Governance Committee is being considered for re-nomination, the other Governance Committee members shall appoint another member of the Governance Committee to head the review process for the Chair’s reconsideration.

Future Revisions to the Nominations Policy

          The Governance Committee’s Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the director nomination process. The Governance Committee intends to review this policy and procedure at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and to conform with changes in applicable legal or listing standards.

Affirmative Determinations Regarding Director Independence and Other Matters

          The Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”): Thomas L. Gregory; Jerome I. Kransdorf; Karl L. Matthies; and Wayne H. White. In this Proxy Statement, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

          The Board of Directors has established three committees including the Governance Committee, Audit Committee and the Compensation Committee. With the assistance of legal counsel to the Company, the Board of Directors reviewed the applicable legal standards for independence and criteria for determination of “audit committee financial expert” as well as responses to annual questionnaires completed by the Directors. The Board of Directors has also determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service and has further determined that Thomas L. Gregory,  Coordinating Director and the chair of the Audit Committee of the Board of Directors, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

Coordinating Director

          Annually, the Independent Directors of the Board of Directors select from among their group one Independent Director to serve as “Coordinating Director.” The role of the Coordinating Director is to coordinate the activities of the Independent Directors, coordinate the agenda and materials for meetings of the Board of Directors, advise the Chairman of the Board of Directors concerning scheduling of meetings, preside at all executive session meetings of the Independent Directors, coordinate any self-evaluation of performance of the Board of Directors and serve as the principal liaison between the Independent Directors and the Company’s Chairman of the Board and Chief Executive Officer. Mr. Gregory currently serves as Coordinating Director.

Corporate Governance

          The Board of Directors is committed to ethical business practices and believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. Since the last annual meeting of stockholders, the Governance Committee has adopted a policy that a candidate for nomination for election to the Board of Directors will not be considered if he or she has attained the age of 72 on or before the date of the annual meeting of stockholders at which his or her election to the Board of Directors would be considered by the stockholders. In addition, the Board of Directors has adopted a policy that Directors may not serve as a member of more than four publicly traded corporations in addition to the Company.

          The Independent Directors meet regularly in executive session without management. The Coordinating Director leads these executive session meetings. Currently, Independent Directors comprise more than one-half of the members of the Board of Directors. In addition, each of the members of all three standing committees of the Board of Directors is an Independent Director. Additional information regarding Board committees appears in the section of this Proxy Statement entitled “Committees of the Board of Directors.”

Policy on Communicating Concerns to the Board of Directors

          The Board of Directors has adopted the following policy for stockholders who wish to communicate any concern directly with the Board of Directors. Stockholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o General Counsel
The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills, California 91301

*        Addressees:   Audit Committee of the Board of Directors; Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

          All such communications shall be forwarded unopened by the Company’s General Counsel to the addressee as soon as practicable.

          In addition, the Board of Directors has adopted the following policy for Company employees who wish to submit, on an anonymous basis if desired, any concerns regarding financial statement disclosures, accounting practices, internal accounting controls, potential misuse or inappropriate use of corporate assets or auditing matters to the Board of Directors. Employees shall be advised to set forth such concerns in writing and forward them in a sealed envelope to the Chair of the Audit Committee, care of the General Counsel, at the Company’s principal executive offices, with such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” All such communications shall be forwarded, unopened, to the Chair of the Audit Committee as soon as practicable. At each Audit Committee meeting, including any special meeting called by the chair of the Audit Committee following the receipt of any information pursuant to this policy, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

Board of Directors and Committee Meetings, Committee Members and Chairpersons, Attendance and Fees

          During fiscal 2004, the Board of Directors held four meetings; the Audit Committee held four meetings; the Compensation Committee held three meetings; and the Governance Committee held four meetings. In addition, the Independent Directors of the Company held four executive session meetings. No member of the Board of Directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served. The Board of Directors has adopted a policy that requires each Board member to attend the Company’s Annual Meeting of Stockholders, except for absences due to causes beyond the reasonable control of the member. There were five directors at the time of the 2004 Annual Meeting of Stockholders and all five attended that meeting. All five directors are currently expected to be in attendance at the 2005 Annual Meeting of Stockholders. Committee membership and chairperson assignments are made annually, at the Board of Directors’ meeting immediately following each Annual Stockholder’s Meeting.

          During fiscal 2004, each Independent Director received an annual fee of $15,000, plus $1,000 for each meeting of the Board of Directors attended. During fiscal 2005, each Independent Director will receive an annual fee of $20,000, plus $1,250 for each meeting of the Board of Directors attended. The Coordinating Director receives an additional $1,000 fee for each meeting of the Board of Directors attended. The Chair of the Audit Committee receives an additional fee of $1,000 for each Audit Committee meeting chaired. Independent Directors who serve on committees also receive an additional fee of $1,000 for each meeting attended that takes place on a date other than the day of a regularly scheduled Board of Directors meeting. No fees are paid to Independent Directors with respect to attendance at telephonic meetings of the Board of Directors or a committee or with respect to attendance at executive sessions of the Board of Directors. Under the terms of the Amended and Restated 1997 Non-Employee Director Stock Option Plan (“Non-Employee Director Plan”), Independent Directors are eligible to receive options to purchase shares of the Company’s common stock. During fiscal 2004, each Independent Director received options under the Non-Employee Director Plan to acquire 5,000 shares of common stock at a price equal to the fair market value on the date of grant. Such options vested on the date of grant. In January, 2005, each Independent Director received options under the 1997 Non-Employee Director Plan to acquire 7,500 shares of common stock at a price equal to the fair market value on the date of grant. These options also vested on the date of grant. Upon first joining the Board of Directors, each Independent Director receives vested options to acquire 15,000 share of common stock at a price equal to the fair market value of the date of grant. Members of the Board of Directors are also eligible to participate in the Company’s Executive Savings Plan (“ESP”), a nonqualified deferred contribution plan, by contributing all or a portion of their director fees to this plan. See “Executive Compensation – Executive Savings Plan.” The Company does not make matching contributions under the ESP with respect to contributions made by non-employee Board of Director members.

Indemnification of Officers and Directors

          As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation also provides that the Company shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Company to the fullest extent permitted by Delaware law. Article VIII of the Company’s Bylaws also requires the Company, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VIII are not exclusive of any other rights of indemnification or advancement of expenses.

          The Company has also entered into indemnification agreements with its directors and Named Executive Officers. The indemnification agreements provide that the directors and Named Executive Officers will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys’ fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Committees of the Board of Directors

          The Board of Directors has three standing committees – the Audit Committee, the Compensation Committee and the Governance Committee. The members of each committee and the functions performed thereby are described below.

Audit Committee

          The Audit Committee operates pursuant to a written charter. A copy of the Amended and Restated Audit Committee Charter was attached as Exhibit A to the 2004 Proxy Statement previously distributed to stockholders. As more fully described in the charter, the Audit Committee is primarily responsible for monitoring the quality and integrity of the Company’s financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; monitoring the Company’s compliance with legal and regulatory requirements; monitoring the independent auditor’s qualifications and independence; monitoring the performance of the Company’s internal audit function and independent auditors; providing an avenue of communication among the independent auditors, management and the Board of Directors; and issuing the report of the Audit Committee required by the SEC to be included in the Company’s Proxy Statement. The Audit Committee conducts an annual performance evaluation of its charter, composition, complaint procedures, financial oversight responsibilities, and other matters. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the Company’s public accounting firm engaged to issue an audit report or perform other audit, review, or attest services. The Audit Committee pre-approves the audit work, as well as all non-audit work to be performed by the Company’s external auditors, after considering its permissibility under SEC rules and its impact on auditor independence. The Audit Committee also reviews material written communications the external auditors may provide to management and discusses any concerns with the auditors and management. During fiscal 2004, the Audit Committee undertook a number of initiatives to enhance the quality and integrity of the Company’s financial statements and related disclosure and systems of internal controls, including:

•	Adoption of revised internal certification procedures for review and issuance of quarterly financial releases and filings;

•	Amendment and Restatement of the Audit Committee’s Policies and Procedures Regarding Pre-Approval of Audit and Non-Audit Services; and

•

Adoption of procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls and auditing matters, and provision of methods for confidential and anonymous submission by employees of concerns regarding such matters.

          Messrs. Gregory, Kransdorf, Matthies, and White served on the Audit Committee, with Mr. Gregory serving as Chair.

Compensation Committee

          The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter was attached as Exhibit B to the 2004 Proxy Statement previously distributed to stockholders. As more fully described in the charter, the Compensation Committee is responsible for determining or recommending to the Board of Directors the compensation of the Company’s Chief Executive Officer and all other Named Executive Officers. The Compensation Committee reviews and approves all employment, retention and severance agreements for Named Executive Officers and prepares, or causes to be prepared the disclosures required by the SEC to be included in the Company’s Proxy Statement with respect to compensation. The Compensation Committee also approves and administers the Company’s incentive compensation programs, including the Company’s stock incentive plans and the Amended and Restated Performance Incentive Plan (“Performance Incentive Plan), a copy of which is attached to this Proxy Statement as Exhibit A. The Committee makes recommendations to the Board of Directors with respect to incentive and equity compensation plans and periodically reviews and makes recommendations concerning existing or new executive compensation, performance incentives, employee benefits, stock plans or management perquisites. The members of the Compensation Committee are Messrs. White (Chair), Gregory, Kransdorf and Matthies. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

Governance Committee

          The Governance Committee operates pursuant to a written charter. A copy of the Governance Committee Charter was attached as Exhibit C to the 2004 Proxy Statement previously distributed to stockholders. As more fully described in the charter, the Governance Committee is responsible for evaluating issues and developments related to corporate governance and making recommendations to the full Board of Directors with respect to corporate governance standards, corporate governance proposals from stockholders, the establishment and composition of committees of the Board of Directors and potential candidates for nomination as Board members. The Governance Committee is responsible for overseeing and recommending programs and activities for the continuing education of directors. The Governance Committee also identifies potential candidates for nomination or appointment as directors and approves nominees to be presented for stockholder approval and to fill any vacancies. The members of the Governance Committee are Messrs. Kransdorf (Chair), Gregory, Matthies and White.

Report of the Audit Committee of the Board of Directors

          The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

          As more fully described in its charter, the Audit Committee oversees the Company’s financial reporting and internal control processes on behalf of the Board of Directors, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors. The Audit Committee approved the engagement of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors for fiscal year 2004. Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2004 with management and PWC. Management and PWC have represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

          The Audit Committee reviewed with PWC such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended. In addition, the Audit Committee has discussed with PWC, the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committee.” The Audit Committee discussed with PWC the overall scope and plans for their audit. The Audit Committee periodically meets with PWC, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

          Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended December 28, 2004 be included in the Company’s Annual Report on Form 10-K filed with SEC.

Respectfully submitted,

Thomas L. Gregory, Chair
Jerome I. Kransdorf
Karl L. Matthies
Wayne H. White

Report of the Compensation Committee of the Board of Directors on Executive Compensation

          The report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Overview and Philosophy

          There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

          The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the foodservice industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives such as stock options that aligns the interests of employees and stockholders.

Annual Base Salaries

          Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s Named Executive Officers during the coming year (other than those base salaries previously established pursuant to existing employment agreements). In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance as well as the performance of the Company as a whole and current market conditions and competitive salaries payable for similar positions at other comparable companies.

Annual Incentive Compensation

          During fiscal 2004, the Company’s executive officers and other officer and director-level staff employees were eligible to participate in the Company’s Performance Incentive Plan. Participants in the plan were assigned threshold targets and maximum cash bonus levels as a percentage of their respective base salaries, based upon their level of responsibilities with the Company. No cash bonuses were awarded to Named Executive Officers, other than Mr. Byfuglin, for fiscal 2004.

          During fiscal 2004, the Compensation Committee adopted, and the Board of Directors, approved an amendment and restatement to the Company’s Performance Incentive Plan to be effective for fiscal 2005. On March 24, 2005, the Performance Incentive Plan was amended to limit the amount of performance achievement bonus in any fiscal year to $1 million for any one participant and to include consolidated income from operations as a performance incentive criterion. As amended and restated, the plan provides for the awards of discretionary bonuses and performance achievement bonuses. For a description of the Performance Incentive Plan as amended and restated, see “Proposal 2 – Approval of the Material Terms of the Performance Incentive Goals for the Amended and Restated Annual Performance Incentive Plan.”

Long-term Incentive Compensation

          The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Executive officers of the Company are eligible to receive awards under the Company’s 2001 Omnibus Stock Incentive Plan. As originally adopted, the plan provided only for the grant of stock options. At the 2004 Annual Meeting, the stockholders approved an amendment and restatement of such plan (“2001 Amended Stock Plan”) to, among other things, permit the award of stock appreciation rights, restricted shares, deferred shares, performance shares and performance units. During fiscal 2004, the executive officers were awarded stock options based upon past granting practices and the executive’s individual performance and responsibilities. The Compensation Committee believes that the additional types of awards, which were approved by the stockholders at the 2004 Annual Meeting, will increase flexibility to tailor compensation in the future.

Compensation of the Chief Executive Officer

          In fiscal 2004, the Compensation Committee approved a five-year employment agreement with Mr. Overton, commencing as of December 31, 2003 and ending on the last day of the Company’s fiscal year in 2008. Pursuant to the agreement, Mr. Overton receives an initial salary at the annual rate of $550,000 per year. This rate shall be increased by $82,000 in fiscal year 2005, and by $50,000 each year thereafter. The employment agreement further provides that the Company shall grant Mr. Overton options to purchase not less than 100,000 shares of the Company’s common stock during each 12-month period during the term of the agreement. Mr. Overton will also be entitled to a retirement benefit equal to 20% of his base salary (in effect immediately prior to termination) for the first ten years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first ten years until his death. This benefit is not payable if Mr. Overton’s employment is terminated for cause or if he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. For additional information concerning Mr. Overton’s employment agreement, including amounts payable upon termination of employment, see “Executive Compensation – Employment Agreements.”

          The Compensation Committee established the annual base salary and other terms of Mr. Overton’s compensation based on Mr. Overton’s performance record, his status in the restaurant industry and his experience and leadership. The Compensation Committee concluded that Mr. Overton’s compensation, including stock option grants, significantly benefit the Company and its stockholders by securing Mr. Overton’s services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Federal Income Tax Considerations

          Federal income tax legislation generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance-based” and has been approved in advance by a vote of its stockholders. If the Company’s stockholders approve Proposal 2 at the 2005 Annual Meeting, and if the Company meets the applicable performance goals, the Company may make awards of performance achievement bonuses under the Incentive Performance Plan, the payment of which would be tax-deductible to the Company during a five-year period beginning with fiscal 2005.

However, it is possible that one or more of the Company’s executive officers may receive compensation that does not qualify as “performance-based” and is in excess of the $1,000,000 limitation.

Respectfully submitted,

Wayne H. White, Chair
Thomas L. Gregory
Jerome I. Kransdorf
Karl L. Matthies

Compensation Committee Interlocks and Insider Participation

          During fiscal 2004, Messrs. White, Gregory, Kransdorf and Matthies served on the Compensation Committee. No member of the Compensation Committee was, during fiscal 2004, an officer or employee of the Company, a former officer of the Company or any of its subsidiaries or had a relationship requiring disclosure by the Company under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal 2004.

PROPOSAL TWO

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE INCENTIVE GOALS UNDER
THE AMENDED AND RESTATED ANNUAL PERFORMANCE INCENTIVE PLAN

          The Company’s stockholders are being asked to approve the material terms of the performance incentive goals under The Amended and Restated Annual Performance Incentive Plan (the “Performance Incentive Plan”). The complete text of the Performance Incentive Plan is attached as Exhibit A to this Proxy Statement.  Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.

          Section 162(m) of the Internal Revenue Code generally does not allow a public corporation to take a federal income tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or any of the four other most highly compensated executive officers. However, “performance-based” compensation is specifically exempt from this deduction limit, provided that certain criteria, including stockholder approval of the material terms of the performance goals set by the Compensation Committee are satisfied.

          The Compensation Committee has established, and in this Proposal 2 the Board is requesting stockholder approval of, the material terms of the performance goals which must be achieved by the Company prior to payment of awards to eligible employees under the Performance Incentive Plan. The Performance Incentive Plan provides for incentive awards that are Discretionary Bonuses and/or Performance Achievement Bonuses. The Compensation Committee intends that any Performance Achievement Bonus made under the Performance Incentive Plan that is subject to Section 162(m) qualify as “performance-based” so that the Company will be able to claim a tax deduction without limitation under Section 162(m).

          The material terms of the performance goals that must be approved by stockholders under Section 162(m) include: the employees eligible to receive the performance-based compensation, a description of the business criteria on which each performance goal is based, and either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any eligible employee if the applicable performance goals are met. When the formula to determine the amount of performance based compensation is based in whole or in part on the percentage of salary or base pay, the maximum dollar amount that could be paid to an executive must also be disclosed. If approved by stockholders, and if the applicable performance goals are met, this Proposal 2 would enable the Company to make awards of Performance Achievement Bonuses, the payment of which would be tax-deductible to the Company during a five-year period beginning with fiscal 2005.

          Approval of this Proposal 2 would not limit the Company’s right to award or pay other forms of compensation to the Company’s eligible employees, whether or not the performance goals for the Performance Achievement Bonus are achieved in any year, and whether or not payment of such other forms of compensation would be deductible, if the Compensation Committee determines the award or payment of such other forms of compensation is in the best interests of the Company and its stockholders.

Purpose of Performance Incentive Plan

          The Performance Incentive Plan is an annual incentive plan providing for Discretionary Bonuses and/or Performance Achievement Bonuses. The purposes of the Performance Incentive Plan are to:

•	Challenge management to make decisions and to take actions to advance the Company to meet its goals;

•	Retain and motivate management; and

•	Focus management’s attention on setting and achieving clearly defined and attainable individual, corporate and business unit performance objectives.

          The material terms of the performance goals for the Performance Incentive Plan, as well as other material features of the Performance Incentive Plan, are described below.

Material Terms of the Performance Goals

          Eligibility.  Eligible participants include the Company’s executive officers, other officers, director-level staff employees, restaurant managers and, in the case of Discretionary Bonuses, other employees of the Company or any of its subsidiaries. Approximately 40 persons are eligible to be designated as participants to receive Performance Achievement Bonuses under the Performance Incentive Plan in fiscal 2005.

          Performance Objectives.  To the extent any award under the Performance Incentive Plan is intended to qualify as “performance-based compensation” under Section 162(m), the “Performance Incentive Target” applicable to that award is limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin return on investment, increase in the fair market value or price of the Company’s shares (including, but not limited to, growth measures and total shareholder return), net operating profit, consolidated income from operations, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. If approved by stockholders, this Proposal 2 would, for the five-year period described above, approve these Performance Incentive Targets.

          Maximum Award.  The maximum amount of a Performance Achievement Bonus shall not exceed one hundred percent (100%) of a participant’s base salary. The maximum amount of Discretionary Bonus shall not exceed 100% of a participant’s base salary. The maximum awards that may be paid to each executive officer in 2006 if the Performance Achievement Targets under the Performance Incentive Plan are achieved by the Company in fiscal 2005 are set forth below. The maximum amount of any Performance Achievement Bonus for any year may not exceed $1,000,000 to any one participant.

Other Material Features of the Performance Incentive Plan

          Participation. Each year, the Compensation Committee designates (or to the extent permitted by the Performance Incentive Plan and not inconsistent with Section 162(m) delegates to the Company’s Chief Executive Officer the right to designate) those employees eligible to receive an award under the Performance Incentive Plan.

          Identification of Objectives. Under the Performance Incentive Plan, Performance Incentive Targets are established for a participant for a fiscal year which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual participant or a subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. By no later than the latest time permitted by Section 162(m) and the regulations thereunder (generally, no later than 90 days after the commencement of the performance period) and while the achievement of the

Performance Incentive Target remains substantially uncertain within the meaning Section 162(m) and the regulations thereunder, the Compensation Committee establishes in writing the specific Performance Incentive Target for each participant that must be achieved in order to earn a Performance Achievement Bonus (or designated portion thereof) and the formula for computing the Performance Incentive Target (or designated portion) if the Performance Incentive Target is achieved. The Compensation Committee determines whether the Performance Incentive Target is achieved and, if so, the Compensation Committee so certifies in writing before the payment of any Performance Achievement Bonus (or designated portion thereof). Once the Compensation Committee has established, in writing, the Performance Incentive Target which must be achieved in order for the Performance Achievement Bonus (or designated portion thereof) to be earned and the formula for computing the Performance Achievement Bonus with respect to a fiscal year, the Compensation Committee does not have the authority to modify either the Performance Incentive Target or the formula for computing the Performance Achievement Bonus. However, in the event of a material change in accounting assumptions, principles or practices after the Performance Incentive Target is established, which change affects the fiscal year’s results, or in the event of any stock dividend, stock split, combination or exchange of shares of the Company, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), or any other corporate transaction or event having an effect similar to any of the foregoing in respect of or materially affecting the applicable Performance Incentive Target, the Compensation Committee may, in the manner and to the extent, if any, it deems appropriate and equitable to the Participants and consistent with the terms of the Plan and the provisions of Section 162(m), proportionately adjust any or all of the Performance Incentive Targets, based solely on objective criteria, so as to neutralize, in the Compensation Committee’s reasonable judgment, the effect of the change on the applicable pre-established Performance Incentive Target for the Fiscal Year.

          Discretionary Bonus.  The Performance Incentive Plan also authorizes the Compensation Committee to determine the amount of any Discretionary Bonus. This determination shall be based on factors deemed appropriate by the Compensation Committee. These factors may include the Company’s, subsidiary’s or business unit’s financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to the Company, a subsidiary or a business unit, as well as other criteria. The Compensation Committee may delegate to the Chief Executive Officer the determination of the amount, if any, payable to a participant (other than the Company’s executive officers). The amount of Discretionary Bonus may not exceed one hundred percent (100%) of the participant’s salary.  Discretionary Bonuses under the Performance Incentive Plan will not qualify as “performance-based compensation” and will not be exempt from the limitations of Section 162(m).

          Payment.  Bonuses under the Performance Incentive Plan are payable to the participant in cash on the date designated by the Compensation Committee or the Company’s Chief Executive Officer which date shall be within 2 1/2 months of the end of the fiscal year, except that the following bonuses are payable only on the approval of the Compensation Committee: (a) any Discretionary Bonus or Performance Achievement Bonus to the Chief Executive Officer or any other executive officer of the Company; and (b) any Performance Achievement Bonus when the aggregate sum of that bonus and all other remuneration exceeds the “limitation amount” under the Performance Incentive Plan (currently $1 million).

          Termination of Employment.  In the event of participant’s termination due to death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a participant, the Compensation Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, and not inconsistent with the provisions of Section 162(m) of the Code.

          Governance. The Compensation Committee is responsible for the governance of the Performance Incentive Plan. The Company’s officers and employees are responsible for the day-to-day administration of the Plan.

          2005 Summary Performance Achievement Bonus Schedule.  The amounts of Performance Achievement Bonuses to be paid in the future pursuant to the Performance Incentive Plan is dependent on achievement of Performance Incentive Targets in each fiscal year and is presently undeterminable. It is possible that no Performance Achievement Bonuses will be paid in any fiscal year. The following table shows the minimum and maximum amounts of Performance Achievement Bonuses that could be payable to each of the Company’s executive officers named in the Summary Compensation Table and the various indicated groups in fiscal 2006 if the Company achieves its Performance Incentive Targets under the Performance Incentive Plan during the Company’s 2005 fiscal year:

Name and Position	Minimum Performance Achievement Bonus if Performance Incentive Targets Were Not Achieved in 2005	Maximum Performance Achievement Bonus if Performance Incentive Targets Achieved in 2005

David Overton	$ 0	$379,200
Chairman of the Board and Chief Executive Officer
Michael J. Dixon	$ 0	$124,800
Senior Vice President and Chief Financial Officer
Peter J. D’Amelio	$ 0	$196,100
President and Chief Operating Officer, The Cheesecake Factory Restaurants, Inc. and Grand Lux Cafe LLC
Max S. Byfuglin	$ 0	$151,050
Executive Vice President, The Cheesecake Factory Bakery Incorporated
Debby R. Zurzolo	$ 0	$169,600
Executive Vice President, General Counsel and Secretary
All current executive officers as a group (5 persons)	$ 0	$1,020,750
All current non-employee directors as a group (4 person)	$ 0	$0
All employees, including current officers who are not executive officers, as a group (35 persons)	$ 0	$2,555,585

          Amendment.  The Performance Incentive Plan may be amended or terminated in whole or in part by the Compensation Committee in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination. The Compensation Committee has the authority to interpret the Performance Incentive Plan, the terms of any document relating to any award and may adopt such rules and regulations for carrying out the terms and purposes of the Performance Incentive Plan and may take such other actions in the administration of the plan as it deems advisable. The interpretation and construction by the Compensation Committee of any provision of the Performance Incentive Plan, any document evidencing an award, and any rule or regulation adopted by the Compensation Committee shall be final and binding.

Reduction of Awards Pursuant to Section 162(m)

          If the material terms of Performance Incentive Targets are not approved by the stockholders, the Performance Incentive Plan provides that any Performance Achievement Bonus shall be reduced to the amount necessary for the aggregate sum of the Performance Achievement Bonus and all “other remuneration,” as defined in the Performance Incentive Plan, not to exceed the “limitation amount” set forth in Section 162(m) (currently $1 million). In no event, shall any portion (the “Excess Compensation”) of the Discretionary Bonus be paid to the participant if and to the extent the Excess Compensation, when added together with all “other remuneration” exceed the limitation amount. “Other remuneration” is defined by the Performance Incentive Plan to mean all the remuneration paid to the participant during a taxable year that is required to be taken into account in computing the limitation with respect to the participant under Section 162(m). The Company is required to maintain a bookkeeping account for

Excess Compensation payable to the participant.  Interest will be credited to this account at the short-term applicable federal rate as defined in Section 1274(d)(1)(C)(i) of the Internal Revenue Code, compounded annually. If and to the extent in any year all or a portion of the Excess Compensation, when added to all other remuneration, does not exceed the limitation amount, the Company shall pay within 120 days of the end of that year all or a portion of the Excess Compensation that does not exceed the limitation amount. The Company shall pay all of the unpaid Excess Compensation to the participant upon termination of the participant’s employment with the Company for any reason. No account will be established, continued or maintained by the Company and no Excess Compensation be payable to a participant if the Compensation Committee determines that the Excess Compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Internal Revenue Code, includible in the participant’s gross income in a taxable year before the year(s) in which the participant would actually receive Excess Compensation.

          Tax Treatment. By seeking approval of this Proposal 2, the Compensation Committee intends to prevent  Section 162(m) from limiting the deductibility of Performance Achievement Bonuses. However, because of possible unforeseen future events it is impossible to be certain that all Performance Achievement Bonuses or any other compensation paid by the Company to executive officers will be tax deductible. Discretionary Bonuses will not qualify as “performance-based compensation” and will be subject to the deduction limitation under Section 162(m). Further, the Performance Incentive Plan does not preclude the Compensation Committee from making other compensation payments even if they do not qualify for tax deductibility under Section 162(m).

          Generally, participants will realize taxable income under the Performance Incentive Plan at such time as they receive cash or become entitled to immediate payment of cash in connection with an award. The Company will become entitled to an equal tax deduction at the time, which will not be limited by Section 162(m) if all requirements of Section 162(m) have been met (as discussed above).

Proposal

          At the 2005 Annual Meeting, stockholders will be asked to approve the Material Terms of the Performance Incentive Goals outlined above for the Performance Incentive Plan. This approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock present or represented by proxy at the Annual Meeting and entitled to be voted on the Proposal.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE PERFORMANCE INCENTIVE PLAN.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
THE CHEESECAKE FACTORY INCORPORATED
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

          On February 28, 2005, the Board of Directors approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to increase the maximum authorized number of shares of Common Stock, $.01 par value, from 150,000,000 to 250,000,000.

          This increase in the number of authorized shares of common stock of the Company would be effected by restating of current Article Fourth of the Certificate to read as follows:

          FOURTH:  The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is 255,000,000 (two hundred fifty five million) shares, five million (5,000,000)  shares of which shall be Preferred Stock, par value $.01 per share, issuable in one or more series and two hundred fifty million (250,000,000) shares of which shall be Common Stock, par value $.01 per share.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix by resolution or resolutions the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof of any wholly unissued shares of Preferred Stock; and to fix the number of shares constituting such series and to increase or decrease the number of shares of any series, but not below the number of shares thereof then outstanding.

          As of April 4, 2005, 78,096,591 shares of common stock were issued and outstanding, 8,021,298 shares were reserved for issuance pursuant to outstanding options under the Company’s equity compensation plans and 10,241,341 shares were reserved and available for future awards under the Company’s equity compensation plans. Therefore, of the 150,000,000 shares of common stock currently authorized by the Certificate, 53,640,770 shares are presently available for general corporate purposes. None of the five million authorized shares of preferred stock are currently issued and outstanding.

          The Company has no present plans, agreements or understandings for the issuance of any of the additional shares to be authorized by the proposed amendment. The Board of Directors believes that the recommended increase in the number of authorized shares will give it the flexibility to timely meet the equity capital requirements of the Company’s business in the future. If the Certificate of Incorporation is amended, the additional shares would be available for the declaration of stock dividends and for any other proper corporate purpose.

          One of the tools used by the Board of Directors to assess the appropriateness of increasing the Company’s share authorization included capital structure modeling provided by Institutional Shareholder Services’ (“ISS”) Capital Advisory Service. The ISS model considers the number of shares outstanding and reserved as a percentage of the total number of shares currently authorized. ISS also considers company-specific performance and believes that companies that have posted superior total stockholder return should be given more latitude with respect to capital stock increases than lesser-performing companies. The total allowable increase in the number of authorized shares based upon the ISS model for the Company would be 202,500,000 shares. The Company’s proposed increase of 100,000,000 shares is well below this amount.

          If the proposed amendment were adopted, the additional shares of Common Stock to be authorized would thereafter be subject to issuance from time to time by the Board of Directors without stockholder approval, and without any preemptive purchase rights by the stockholders. The issuance of such authorized shares of Common Stock, depending upon the circumstances, may have a dilutive effect on the Company’s earnings per share, voting power or other interests of then existing stockholders. The overall effect of an issuance of additional shares of Common Stock and the existence of certain provisions contained in the Company’s Certificate of Incorporation and By-laws may be to render more difficult the accomplishment of any attempted merger, takeover or other change in control affecting the Company and/or the removal of the Company’s incumbent Board of Directors and management. However, this proposal is not in response to any effort of which the Company is aware to accumulate its stock or to obtain control of the Company and it is not part of a plan by management to recommend a series of similar amendment to the Board of Directors and the stockholders.

          Approval of this proposal will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock. If approved by the stockholders, the amendment will become effective upon the filing of the amendment with the Secretary of the State of Delaware.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE CHEESECAKE FACTORY INCORPORATED TO INCREASE AUTHORIZED SHARES OF COMMON STOCK.

BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership as of February 15, 2005 of the Company’s common stock by (a) each person known to the Company owning beneficially more than five percent of the outstanding shares of the Company’s common stock, (b) each director of the Company, (c) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this Proxy Statement, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. However, under the laws of some states, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in the following table are subject to such community property laws. Unless otherwise indicated, the address of each of the stockholders named below is the Company’s principal executive office. The information provided in this table is based on the Company’s records, information filed with the SEC and information provided to the Company.

          The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of February 15, 2005 through the exercise of any stock option or other right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class

FMR Corp. (2)	11,672,299	15.0%
T. Rowe Price Associates, Inc. (3)	5,436,872	7.0%
American Century Investment Management, Inc. (4)	5,417,143	6.9%
Baron Capital Group, Inc. (5)	4,593,485	5.9%
David Overton (6) (7)	4,356,999	5.6%
Thomas L. Gregory (8) (9)	96,563	*
Jerome I. Kransdorf (8) (10)	66,563	*
Karl L. Matthies (8) (11)	37,500	*
Wayne H. White (8) (12)	58,125	*
Michael Dixon (13) (14)	34,500	*
Peter J. D’Amelio (13) (15)	73,125	*
Max S. Byfuglin (13) (16)	193,311	*
Debby R. Zurzolo (13) (17)	140,257	*
All executive officers and directors as a group (nine persons) (18)	5,056,943	6.4%

*	Less than 1% of the issued and outstanding shares.

(1)

The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address of T. Rowe Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. The address of American Century Investment is 4500 Main Street, Kansas City, Missouri 64111. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, New York, NY 10153. The address of the directors and executive officers listed is 26950 Agoura Road, Calabasas Hills, California 91301.

(2)

FMR Corp. has sole voting power of 5,527,769 shares and sole dispositive power over 11,672,299 shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 6,144,530 shares as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. through its control of Fidelity, and the Funds each has sole power to dispose of the 6,144,530 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. The number of shares set forth in this table and the foregoing information is based solely on a Schedule 13G/A filed jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Management and Research Company on February 14, 2005 under the Securities Exchange Act of 1934.

(3)

T. Rowe Price Associates, Inc. has sole voting power with respect to 979,698 shares and sole dispositive power with respect to 5,436,872 shares. The number of shares set forth in this table and the foregoing information is based solely on an amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 15, 2005 under the Securities Exchange Act of 1934. In this filing, T. Rowe Price Associates, Inc. has denied beneficial ownership of the shares.

(4)

American Century Companies, Inc. and its wholly owned subsidiary, American Century Investment Management, Inc., has sole voting power with respect to 5,343,703 shares and sole dispositive power with respect to has sole voting and dispositive power with respect to 5,417,143 shares. The number of shares set forth in this table and the foregoing information is based solely on a Schedule 13G filed by American Century Investment Management, Inc. on February 11, 2005 under the Securities Exchange Act of 1934.

(5)

Baron Capital Group, Inc. and Mr. Ronald Baron have shared voting power with respect to 4,456,985 shares and shared dispositive power with respect to 4,593,485 shares. BAMCO, Inc. has shared voting power with respect to 4,247,250 shares and shared dispositive power with respect to 4,347,750 shares.  Baron Capital Group, Inc. and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or their investment advisory clients thereof) to the extent such shares are held by other persons.  BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients to the extend that shares are held by persons other than BAMCO, Baron Capital Management, Inc. and their affiliates. The number of shares set forth in this table and the foregoing information is based solely on a Schedule 13G filed jointly by Baron Capital Group, Inc., Mr. Ronald Baron, BAMCO, Inc. and Baron Capital Management, Inc. on February 15, 2005, under the Securities Exchange Act of 1934.

(6)	Named Executive Officer and employee director of the Company.

(7)

Includes 216,750 shares which Mr. Overton has the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Does not include 368,500 shares that Mr. Overton has the right to acquire upon the exercise of stock options that are not currently exercisable. Excludes 65,137 shares held by Mr. Overton’s spouse. See “Executive Compensation.”

(8)	Non-employee director of the Company.

(9)	Includes 96,563 shares that Mr. Gregory has the right to acquire upon the exercise of options granted under the Company’s Non-Employee Director Plan. See “Board – Meetings, Attendance and Fees.”

(10)	Includes 66,563 shares that Mr. Kransdorf has the right to acquire upon the exercise of options granted under the Company’s Non-Employee Director Plan. See “Board – Meetings, Attendance and Fees.”

(11)	Includes 37,500 shares that Mr. Matthies has the right to acquire upon the exercise of options granted under the Company’s Non-Employee Director Plan. See “Board – Meetings, Attendance and Fees.”

(12)	Includes 58,125 shares that Mr. White has the right to acquire upon the exercise of options granted under the Company’s Non-Employee Director Plan. See “Board – Meetings, Attendance and Fees.”

(13)	Named Executive Officer of the Company.

(14)

Includes 33,750 shares that Mr. Dixon has the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Does not include 112,000 shares that Mr. Dixon has the right to acquire upon the exercise of stock options that are not currently exercisable.

(15)

Includes 73,125 shares that Mr. D’Amelio has the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Does not include 230,500 shares that Mr. D’Amelio has the right to acquire upon the exercise of stock options that are not currently exercisable.

(16)

Includes 127,499 shares that Mr. Byfuglin has the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Includes 19,500 shares held by The Byfuglin Trust as to which  Mr. Byfuglin has shared voting and investment power with his spouse. Does not include an additional 114,000 shares subject to stock options granted that are not currently exercisable.

(17)

Includes 139,500 shares that Ms. Zurzolo has the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Does not include an additional 136,750 shares subject to stock options that are not currently exercisable.

(18)

Includes 849,375 shares that the Company’s executive officers and independent directors have the right to acquire upon the exercise of options exercisable within 60 days of February 15, 2005. Does not include options that are not currently exercisable.

EXECUTIVE COMPENSATION

          The following table sets forth the compensation paid to or earned during each of the Company’s last three fiscal years by (i) the Company’s Chief Executive Officer and (ii) the Company’s four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2004 (collectively referred to herein as the “Named Executive Officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation			Long-Term Compensation Awards

Name and Principal Position		Salary($)	Bonus($)(1)	Other Annual Compensation($)(2)	Securities Underlying Options(#)(3)(4)

David Overton	2004	550,000	—	21,236	225,000
Chairman of the Board and	2003	500,000	—	9,172	97,500
Chief Executive Officer	2002	475,000	71,250	18,752	75,000
Michael J. Dixon	2004	235,000	—	7,996	75,000
Senior Vice President and	2003	190,000	—	7,318	15,000
Chief Financial Officer (5)	2002	170,000	16,150	7,030	11,250
Peter J. D’Amelio	2004	350,000	—	15,043	135,000
President and	2003	300,000	—	17,395	97,500
Chief Operating Officer	2002	287,500	33,063	6,557	37,500
The Cheesecake Factory
Restaurants, Inc. and
Grand Lux Cafe LLC (6)
Max S. Byfuglin	2004	270,000	35,438	13,490	37,500
Executive Vice President	2003	257,000	—	13,365	45,000
The Cheesecake Factory	2002	245,000	8,330	13,245	45,000
Bakery Incorporated (7)
Debby R. Zurzolo	2004	300,000	—	13,908	67,500
Executive Vice President,	2003	280,000	—	13,691	48,750
General Counsel and	2002	267,500	30,763	13,583	33,750
Secretary (8)

(1)	Bonuses were awarded pursuant to the Company’s Performance Plan, as amended. Bonuses are payable in the year subsequent to the fiscal year in which performance goals are achieved under such plan.

(2)

Other annual compensation includes automobile allowances or the value of the personal use of Company-provided automobiles, the Company’s matching contribution (which is subject to vesting requirements) under the ESP and life insurance benefits. Other annual compensation for David Overton in 2002 includes $10,000 of additional compensation payable in fiscal 2001 but withheld due to an administrative oversight. Other Annual Compensation for David Overton also includes life insurance premiums of $8,752 in 2002, $9,172 in 2003 and $21,236 in 2004. Other annual compensation for Mr. Dixon includes the value of the personal use of a Company-provided automobile of $5,330 in 2002, $5,433 in 2003 and $5,590 in 2004; and the Company’s matching contribution under the ESP of $1,700 in 2002, $1,885 in 2003 and $2,406 in 2004. Other annual compensation for Mr. D’Amelio includes an automobile allowance of $3,682 in 2002, $14,400 in 2003 and $10,188 in 2004. Other annual compensation for Mr. Byfuglin includes an automobile allowance of $10,800 in each of 2002, 2003, and 2004. Other annual compensation for Ms. Zurzolo includes an automobile allowance of $10,800 in each of 2002, 2003, and 2004.

(3)

Stock options were granted under the Company’s 1992 Stock Plan, 2000 Stock Plan, Amended 2000 Stock Plan, 2001 Stock Plan and Amended 2001 Stock Plan. Messrs. D’Amelio and Byfuglin were designated “Named Executive Officers” by the Board of Directors on November 12, 2002. Prior to that date, Messrs. D’Amelio and Byfuglin were eligible to participate in the 2000 Stock Plan. Mr. Dixon was designated a Named Executive Officer by the Board of Directors on January 7, 2004. Prior to that date, Mr. Dixon was eligible to participate in the 2000 Stock Plan. No other Named Executive Officers received stock option grants under the 2000 Stock Plan.

(4)	All data presented has been adjusted to reflect the Company’s three-for-two stock splits effective June 18, 2001 and December 8, 2004.

(5)	Mr. Dixon was promoted to the position of Senior Vice President and Chief Financial Officer of The Cheesecake Factory Incorporated on January 7, 2004.

(6)

Mr. D’Amelio was promoted to the position of President and Chief Operating Officer of The Cheesecake Factory Restaurants, Inc. effective April 19, 2004, in addition to retaining his position as President and Chief Operating Officer of Grand Lux Cafe LLC. The Cheesecake Factory Restaurants, Inc. is a wholly-owned subsidiary of the Company. Grand Lux Cafe LLC is a wholly-owned subsidiary of The Cheesecake Factory Restaurants, Inc.

(7)	The Cheesecake Factory Bakery Incorporated is a wholly-owned subsidiary of The Cheesecake Factory Incorporated.

(8)	Ms. Zurzolo was promoted to the position of Executive Vice President of the Company effective December 31, 2003.

Option Grants in Fiscal 2004

          The following shows all options to acquire shares of the Company’s common stock granted to Named Executive Officers during fiscal 2004.

	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term($)(3)

Name					5%	10%

David Overton	225,000	11.2%	$29.36	12/31/2013	4,154,478	10,528,263
Michael Dixon	75,000	3.7%	$29.36	12/31/2013	1,384,826	3,509,421
Peter J. D’Amelio	135,000	6.7%	$29.36	12/31/2013	2,496,775	6,327,317
Max S. Byfuglin	37,500	1.9%	$29.36	12/31/2013	692,413	1,754,710
Debby R. Zurzolo	67,500	3.4%	$29.36	12/31/2013	1,246,343	3,158,479

(1)	These options were granted pursuant to the 2001 Stock Plan and have been adjusted to reflect the Company’s three-for-two stock split effective December 8, 2004.

(2)	Market value on the date of grant adjusted to reflect the Company’s three-for-two stock split effective December 8, 2004.

(3)

Potential realizable value is based on the assumption that the price of the Company’s common stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date, which is ten years, and that all options vest and become exercisable. These numbers are presented in accordance with the requirements of the SEC; do not reflect the Company’s estimate of future stock price performance; and also assume that the options will vest and be held throughout their entire term. There can be no assurance that the Named Executive Officer will receive the potential realizable values shown in the above table.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

          The following table shows all stock options exercised by the Named Executive Officers during fiscal 2004 and the number and value of options they held at fiscal year end.

	Shares Acquired on Exercise(#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

David Overton	—	—	137,250	348,000	2,615,535	2,080,320
Michael Dixon	12,000	131,134	11,250	109,500	233,825	743,619
Peter J. D’Amelio	85,125	1,213,626	—	263,625	—	2,108,703
Max S. Byfuglin	53,437	1,319,552	79,499	132,000	1,353,622	1,430,936
Debby R. Zurzolo	60,751	1,419,751	90,000	161,250	2,079,527	1,531,421

(1)	The “value realized” is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares acquired on the date of exercise.

(2)

Represents the difference between the closing price ($32.34) of the Company’s common stock on December 28, 2004, the last trading day of the Company’s 2004 fiscal year, and the exercise price of the options.

Equity Compensation Plan Information

          The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under all of the Company’s equity compensation plans as of December 28, 2004. The number of securities and the weighted average exercise price have been adjusted to reflect the Company’s three-for-two stock split effective December 8, 2004.

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)

Equity compensation plans approved by stockholders (2)	7,451,759	$19.73	10,974,153
Equity compensation plans not approved by stockholders	—	0	—

Total	7,451,759	$19.73	10,974,153

(1)	Shares may be issued upon exercise of options or stock appreciation rights, as awards of restricted stock, awards of deferred shares or as payment for performance shares or performance units.

(2)

The Company’s 2001 Stock Option Plan and 1997 Non-Employee Director Stock Option Plan each were approved by the stockholders in 2001 and 1997, respectively. The Company’s Year 2000 Employee Stock Option was not approved at the time of adoption. At the 2004 Annual Meeting of Stockholders, the stockholders approved amendments and restatements of the 2001 Stock Option Plan and Year 2000 Employee Stock Option Plan (renamed the “2001 Omnibus Stock Incentive Plan” and “Year 2000 Omnibus Performance Stock Plan,” respectively) and an amendment to the 1997 Non-Employee Director Stock Option Plan. Of the total number of shares to be issued upon exercise of options outstanding at December 28, 2004 under the Year 2000 Employee Stock Option Plan, 7,011,463 were issuable pursuant to options granted prior to approval of this plan by the Company’s stockholders. The Company’s 2001 Omnibus Stock Incentive Plan provides that upon a “change of control,” as defined in the plan, all options granted at such time and are then exercisable shall become immediately exercisable provided, however, the option agreement does not provide otherwise, or the options are not otherwise assumed in the case of certain acquisitions or sales of assets.

Employment Agreements

          On December 22, 2004, the Compensation Committee of the Company’s Board of Directors approved an employment agreement with David Overton, the Company’s Chairman of the Board and Chief Executive Officer. This agreement replaces a prior agreement with the Company that had expired. The agreement has an initial term of five fiscal years and will be extended automatically for one additional year on each anniversary date (beginning on the fifth anniversary date) unless either party gives notice not to extend. Under the agreement, the Company will pay Mr. Overton an initial salary at the annual rate of $550,000 per year, commencing Fiscal 2004. This rate shall be increased by $82,000 in Fiscal 2005 and $50,000 each year thereafter. While employed by the Company, Mr. Overton will be eligible to participate in the Company’s Performance Plan and equitably with other executive officers in any Company plan relating to pension, thrift, profit sharing, life insurance, medical coverage, education or other retirement or employee benefits. He will also be entitled to receive all other fringe benefits that are provided to the Company’s executive officers. Mr. Overton will be eligible to receive future stock option grants and the Company has agreed to grant options to purchase not less than 100,000 shares of the Company’s common stock during each 12-month period during the term of the agreement beginning after the first 12 months of the agreement. If on the later of the termination of his full-time employment or consulting services any installment of options is not then exercisable and Mr. Overton has not been terminated for “cause” (as defined in the agreement), the installment shall become immediately exercisable subject to expiration or termination as set forth in the option plan or agreement. While employed by the Company, Mr. Overton will be entitled to disability income insurance coverage in an amount made available to the Company’s other executive officers, with all premiums paid by the Company. The Company has also agreed to seek to maintain director and officer liability insurance while he is employed and to maintain that insurance for a period of at least 36 months following his date of termination. If Mr. Overton’s employment is terminated for any reason (other than “cause” or his voluntary resignation other than for a “good reason” (as defined in the agreement)), he or his estate will be entitled to receive a lump sum payment equal to three times his base salary. If, during the first 18 months after a “change in control” (as defined in the agreement) of the Company, Mr. Overton voluntarily gives notice of termination of his employment for any reason or non-renewal or he otherwise terminates employment (other than due to death or permanent disability) or is terminated by the Company without cause, he will be entitled to receive a lump sum payment equal to the greater of $2 million or three times his base salary, and the Company will also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the “excess parachute payment” provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional “gross-up” payment from the Company such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full. If Mr. Overton’s full-time employment by the Company is terminated for any reason, except by reason of death, permanent disability, cause or voluntary resignation of Mr. Overton (and the provisions relating to change in control are not applicable), he may elect to provide consulting services to the Company for a period of up to 120 months. If he elects to provide consulting services, he will be obligated to provide not less than 60 hours of services per month and shall paid at an annual rate equal to 70% of his base salary for the period immediately prior to the termination of his employment. While providing consulting services, Mr. Overton and his dependents will be entitled to participate in the Company’s life, medical and dental insurance benefits that the Company has adopted for its executive officers. If he and his dependents are not eligible under the terms of such coverage, the Company will seek to obtain substantially similar individual coverage. Mr. Overton will also be entitled to an annual founder’s retirement benefit during his lifetime and ceasing upon his death equal to 20% of his base salary (in effect immediately prior to termination) for the first ten years after termination of his full time employment and 40% of his base salary (in effect immediately prior to termination) for each year after the first ten years until his death. This benefit shall not be payable if Mr. Overton’s employment is terminated for cause or he materially violates any of his duties of confidentiality, non-competition or non-solicitation set forth in the agreement. Payment of this retirement benefit commences after the termination of his full-time employment. The founder’s benefit is an unfunded, unsecured promise to pay benefits in the future, and Mr. Overton shall have no right or interest in any specific assets of the Company by virtue of this obligation.

          In December 2004, the Company entered into a relocation agreement with Peter J. D’Amelio, currently President and Chief Operating Officer of The Cheesecake Factory Restaurants, Inc. and Grand Lux Cafe LLC, wholly-owned subsidiaries of the Company. The agreement provides that, in consideration of Mr. D’Amelio permanently relocating to the Los Angeles, California metropolitan area, and performing certain other conditions specified in the agreement, the Company agrees to compensate him for certain of his relocation expenses, including ordinary and customary out of pocket expenses incurred for the packing, shipping and unpacking of all household goods and two automobiles; closing costs (excluding the payment of any interest for money borrowed) in connection with the sale of his prior residence, not to exceed 6% of the sales price (approximately $46,800); and such amounts as are necessary to reimburse him for the Federal and state taxes payable by him for the additional compensation paid to him for certain of such reimbursements.

          In April 1999, the Company entered into an employment agreement with Debby R. Zurzolo, the Company’s Executive Vice President, General Counsel and Secretary. Under this agreement, Ms. Zurzolo is provided with an annual base salary ($300,000 for fiscal 2004) which base salary is subject to increase from time to time by the Board of Directors. Ms. Zurzolo is entitled to other specified benefits such as an automobile allowance, reimbursement of business expenses and health and related insurance benefits. The agreement may be terminated without cause by Ms. Zurzolo with 90 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Ms. Zurzolo’s employment without cause (as defined in the agreement), she will be entitled to receive an amount equal to two times her annual base salary then in effect, plus any unpaid pro rata salary earned up to the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus an accelerated vesting of stock options granted to her under the Company’s stock option plans according to a predetermined schedule in the agreement.

Performance Incentive Plan

          During fiscal 2004, the Company had a Performance Incentive Plan in which all executive officers and other officers and director-level staff employees were eligible for an annual cash bonus. Under the terms of the Performance Incentive Plan, the Compensation Committee established targeted financial goals based on income from operations, net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Participants were assigned a bonus based upon a specified percentage equal to 10% to 50% of their annual base salary. In addition, the Compensation Committee was permitted to establish individual target performance objectives and award individual bonuses based upon achievement of those objectives equal to 1% to 100% of his or her annual base salary and to establish Company and business unit objectives based on performance measures and award individual bonuses based upon achievement of those objectives equal to 1% to 150% of the individual’s target bonus.

          On March 24, 2004, the Company approved an amendment and restatement of the Performance Incentive Plan commencing with its 2005 fiscal year. As amended and restated, eligible participants under the plan include the Company’s executive and other officers, director-level staff employees, restaurant managers, and in the case of discretionary bonuses, other employees of the Company and its subsidiaries. The Performance Incentive Plan provides for the award of discretionary bonuses and performance achievement bonuses. Discretionary bonuses are determined based on factors, including the Company’s, subsidiary’s or business unit’s financial results, advancement in research and development, technological achievements, performance beyond pre-established objectives, extraordinary tangible or intangible contributions to the Company, a subsidiary, or a business unit as well as other factors. The amount of any discretionary bonus may not exceed 100% of the employee’s base salary (as defined in the plan). Performance achievement bonuses are based on performance incentive targets (as defined in the plan). The Compensation Committee is required to establish in advance the specific targets and the formula for computing the performance achievement bonus if the target is achieved. Unless the material terms of the performance incentive targets are disclosed to and approved by the Company’s stockholders in accordance with Section 162(m) of the Internal Revenue Code of 1986, the amount of any performance achievement bonus will be reduced by the amount necessary for the aggregate sum of the performance achievement bonus and all other remuneration (as defined in the plan) not to exceed the Section 162(m) limitation amount. In no event may any portion (the “excess compensation”) of the discretionary bonus be paid to a participant if and to the extent that the excess compensation when added together with all other remuneration exceeds the limitation amount under Section 162 (m). If and to the extent that in any year all or a portion of the excess compensation when added together with all other remuneration does not exceed the Section 162(m) limitation amount, the Company shall pay all or the portion of the excess compensation that does not exceed the limitation amount. The Company shall pay all of the unpaid excess compensation upon termination of the participant’s employment for any reason. However, no excess compensation shall be payable by the Company if the Company determines that the excess compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Code or any regulations or guidance thereunder includible in the participant’s gross income in a taxable year before the year in which the participant would actually receive the excess compensation. See “Proposal 2 – Approval of the Material Terms of the Performance Goals for the Amended and Restated Annual Performance Incentive Plan.”

Executive Savings Plan

          Effective October 1999, the Company adopted the Executive Savings Plan in order to provide a tax-advantaged savings vehicle to help it attract, retain and motivate executives with the essential qualifications to successfully manage the Company’s continuing growth. Such plan was amended by a First Amendment effective December 1, 2000, a Second Amendment effective October 1, 2001, and a Third Amendment effective January 1, 2003 (collectively, the “ESP”). The ESP is a nonqualified, deferred compensation plan for highly compensated Company employees as defined in the ESP and who are otherwise ineligible for participation in the Company’s qualified defined contribution savings plan under section 401(k) of the Internal Revenue Code. The ESP allows participating executives to defer the receipt of up to 25% of their salaries and up to 100% of their eligible bonuses. The Company currently matches, with cash, twenty five percent (25%) of the first four percent (4%) of Salary and/or Bonus deferred by participating employees. The Company’s matching contribution vests 25% annually beginning with the end of the employee’s second year of participation in the ESP. Employee deferrals and the Company match are deposited into a “rabbi” trust established by the Company, and the funds are generally invested in individual variable life insurance contracts owned by the Company which are specifically designed to informally fund executive savings plans of this nature.

Price Performance Graph

          Set forth below is a graph comparing the total return on an indexed basis of a $100 investment in the Company’s common stock, the S&P 400 Midcap Index, the Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index. The measurement points utilized in the graph consist of the last trading day in each calendar year, which closely approximates the last day of the respective fiscal year of the Company. The historical stock performance presented below is not intended to and may not be indicative of future stock performance.

Comparison of Five-Year Cumulative Total Return on $100 Investment
Among The Cheesecake Factory Incorporated, S&P 400 Midcap Index,
Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index

	12/31/99	12/29/00	12/29/01	12/31/02	12/31/03	12/31/04

The Cheesecake Factory Incorporated	$100	$164	$224	$232	$283	$313
S&P 400 Midcap Index	$100	$116	$114	$97	$130	$150
Nasdaq Composite® (US) Index	$100	$60	$48	$33	$49	$54
Nation’s Restaurant News Stock Index	$100	$97	$97	$80	$83	$118

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm to conduct the audit of the Company’s books and records for the fiscal year ending December 28, 2004. PWC has also served as the Company’s independent registered public accounting firm since the Company’s inception in 1992. The Audit Committee of the Company’s Board of Directors has not yet selected the Company’s independent registered public accounting firm for the 2005 fiscal year.  The Audit Committee intends to make its selection after it has received and reviewed the audit proposal.

          Representatives of PWC are expected to be present at the Annual Meeting of Stockholders to respond to questions and to make a statement should they so desire.

Principal Accounting Fees and Services

          The following table sets forth the aggregate fees billed to the Company by PWC:

	Fiscal 2004	Fiscal 2003

Audit Fees	$302,788	$151,884
Audit-Related Fees	—	13,691
Tax Fees	16,000	38,150
All Other Fees	—	10,000

	$318,788	$184,848

          Audit Fees represent the aggregate fees billed or estimated to be billed to the Company for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Qs and services normally provided by the Company’s accountants in connection with statutory and regulatory filings or engagements.

          Audit-Related Fees represent the aggregate fees billed to the Company or estimated to be billed to the Company for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. The nature of services provided in 2003 consisted of audits of the Company’s 401(k) plans.

          Tax Fees represent the aggregate fees billed to us or estimated to be billed to us for professional services rendered for tax compliance, tax advice and tax planning. The nature of services provided consisted in both years of tax provision review and tax return review.

          All Other Fees represent the aggregate fees billed to us or estimated to be billed to us for products or services provided to us by PWC, other than the services reported in the above categories. For fiscal 2003, the nature of services provided consisted of review and consultation related to the design and administration of our 401(k) plans.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

          The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence as well as whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors and input from the Company’s management. The Audit Committee’s charter authorizes the Audit Committee to delegate to one or more of its members the pre-approval of audit and permissible non-audit services provided that those members report any pre-approvals to the full committee. Pursuant to this authority, the Audit Committee has delegated to its Chair the authority to address any requests for pre-approval of services between Audit Committee meetings provided that the amount of fees for any particular services requested does not exceed $10,000, and the Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm. In addition, the policy prohibits the Company’s auditors from providing internal control related services to the Company unless such engagement has been specifically pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

          Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2004, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

           Any stockholder proposal intended to be included in the Company’s Proxy Statement under SEC Rule 14a-8 for the 2006 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 23, 2005. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before the Company begins to print and mail its proxy materials.

          For a stockholder proposal to be presented at the Annual Meeting that it is not intended to be included in the Company’s Proxy Statement under SEC Rule 14a-8, the stockholder must comply with the applicable provisions of the Company’s Bylaws. In general, these provisions require that notice must be made by a stockholder of record on the date of giving notice and the record date for the Annual Meeting. In general, the Company’s Bylaws require that the notice must be received: (i) not earlier than January 24, 2006, and (ii) not later than February 23, 2006 provided that in the event that the 2006 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2005 Annual Meeting, the notice must be received not later than the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs, or no less than 90 days or more than 120 days prior to the Annual Meeting. The foregoing summary does not purport to be a complete description of all of the provisions of the Company’s Bylaws pertaining to stockholder nominations. Stockholders may obtain, without charge, a copy of the Company’s Bylaws upon written request to the Company’s Secretary at its principal executive offices.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

          Accompanying this Proxy Statement is the Company’s Annual Report to Stockholders for the fiscal year ended December 28, 2004 which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.thecheesecakefactory.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor” section of the Company’s website. The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended December 28, 2004. Such requests should be addressed to:

Jane Vallaire
Director, Investor Relations
The Cheesecake Factory Incorporated
26950 Agoura Road
Calabasas Hills, CA 91301

By Order of the Board of Directors,

Debby R. Zurzolo
Secretary

EXHIBIT A

THE CHEESECAKE FACTORY INCORPORATED
AMENDED AND RESTATED ANNUAL PERFORMANCE INCENTIVE PLAN
MARCH 11, 2002
AMENDED AND RESTATED MARCH 24, 2005

TABLE OF CONTENTS

I.	STATEMENT OF PURPOSE		A-3

II.	DEFINITIONS		A-3
	2.1	Award	A-3
	2.2	Base Salary	A-3
	2.3	Board	A-3
	2.4	Code	A-3
	2.5	Committee	A-3
	2.6	Company	A-3
	2.7	Discretionary Bonus	A-3
	2.8	Fiscal Year	A-3
	2.9	Limitation Amount	A-3
	2.10	Other Remuneration	A-3
	2.11	Participant	A-3
	2.12	Performance Achievement Bonus	A-4
	2.13	Performance Incentive Target	A-4
	2.14	Plan	A-4
	2.15	Regulations	A-4

III.	PARTICIPATION		A-4
	3.1	Eligibility	A-4
	3.2	Participation	A-4

IV.	INCENTIVE AWARDS		A-4
	4.1	Discretionary Bonus	A-4
	4.2	Performance Achievement Bonus	A-4
	4.3	Committee Certification	A-5
	4.4	No Modification of Performance Incentive Target and Formula	A-5
	4.5	Form and Timing of Performance Achievement Bonus	A-5
	4.6	Limitation	A-5
	4.7	Reduction of Awards Pursuant to Code Section 162(m)	A-5
	4.8	Maximum Performance Achievement Bonus	A-6

V.	ADMINISTRATION		A-6
	5.1	Administration by the Committee	A-6
	5.2	Pro-Rata Grants	A-6
	5.3	Unforeseen Circumstances of Participant	A-6
	5.4	Adjustments	A-6
	5.5	Amendment or Termination of Plan	A-6

VI.	MISCELLANEOUS		A-6
	6.1	Assignability	A-6
	6.2	Expenses	A-6
	6.3	Gender	A-6
	6.4	Governing Laws	A-7
	6.5	No Guarantee of Employment	A-7
	6.6	No Right to Award	A-7
	6.7	Payment of Taxes	A-7
	6.8	Section Headings	A-7
	6.9	Severability	A-7
	6.10	Term of Plan	A-7

VII.	EXECUTION OF PLAN		A-7

I.	STATEMENT OF PURPOSE

          The purposes of the Plan are to:

          (a)     challenge management to make decisions and to take actions to advance the Company to meet its goals;

          (b)     retain and motivate management; and

          (c)     focus management’s attention on setting and achieving clearly defined and attainable corporate and business unit performance objectives.

II.	DEFINITIONS

          The following terms, when used herein, shall have the meanings indicated in this Section unless different meanings are clearly required by the context of the Plan.

          2.1       Award:  “Award” means any bonus, award, or other compensation granted to a Participant under the terms of this Plan.

          2.2       Base Salary:  “Base Salary” means the aggregate base annualized salary of a Participant from the Company and all of its subsidiaries with respect to the Fiscal Year exclusive of any commissions or other actual or imputed income from any Company-provided benefits or perquisites, other bonuses or incentive awards by the Company and calculated prior to any reductions for salary deferrals pursuant to any deferred compensation plan or contributions qualifying under Section 401(k) of the Code.

          2.3       Board:  “Board” means the Board of Directors of the Company.

          2.4       Code:  “Code” means the Internal Revenue Code of 1986, as amended.

          2.5       Committee:  “Committee” means a committee consisting solely of two (2) or more directors who are considered “outside directors” for purposes of Section 162(m) of the Code and the Regulations thereunder.  So long as the Compensation Committee of the Board satisfies such criteria, the Compensation Committee of the Board shall be the Committee under the Plan.

          2.6       Company:  “Company” means The Cheesecake Factory Incorporated, a Delaware corporation, and any related or successor organization that adopts this Plan.

          2.7       Discretionary Bonus:  “Discretionary Bonus” means an Award, if any, determined as set forth in Section 4.1.

          2.8       Fiscal Year:  “Fiscal Year” means the annual fiscal accounting period adopted by the Company for tax purposes.

          2.9       Limitation Amount:  “Limitation Amount” means the amount set forth in Code Section 162(m). For 2004, the Limitation Amount is $1,000,000.

          2.10     Other Remuneration:  “Other Remuneration” means all the remuneration paid to a Participant during the taxable year that is taken into account in computing the limitation for the taxable year with respect to the Participant under Code Section 162(m) and the Regulations.

          2.11     Participant:  “Participant” means any employee who has become a Participant in the Plan under Section III.

          2.12     Performance Achievement Bonus:  “Performance Achievement Bonus” means, subject to limitations set forth herein, a stated percent (not to exceed 100%) of each Participant’s Base Salary which may be awarded as an Award to a Participant as a result of achievement of the Performance Incentive Target established for the Participant as set forth in Section 4.2.

          2.13     Performance Incentive Target:  “Performance Incentive Target” means a target established for a Participant for a Fiscal Year which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a subsidiary, division, department or function within the Company or subsidiary in which the Participant is employed. Any Performance Incentive Target applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, sales growth, gross margin return on investment, increase in the fair market value or price of the Company’s shares (including, but not limited to, growth measures and total shareholder return), net operating profit, consolidated income from operations, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets.

          2.14     Plan:  “Plan” means The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan, as described herein, and all subsequent amendments thereto.

          2.15     Regulations: “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended.

III.	PARTICIPATION

          3.1       Eligibility:  Each year, the Committee, in its sole discretion, shall (i) designate, or (ii) to the extent not inconsistent with the terms hereof and Section 162(m) of the Code, delegate to the Chief Executive Officer the right to designate, those employees of the Company or any of its subsidiaries who shall be eligible to receive an Award under the Plan for that Fiscal Year. Eligible Participants shall include executive officers, other officers, director-level staff employees, restaurant managers and, in the case a Discretionary Bonus, other employees of the Company or any of its subsidiaries.

          3.2       Participation:  Each eligible employee shall become a Participant in the Plan on the date designated by the Committee.

IV.	INCENTIVE AWARDS

          4.1       Discretionary Bonus:  Except as provided in Section 5.3 below, the Committee shall either (i) delegate to the Chief Executive Officer the determination of the amount of the Discretionary Bonus, if any, payable to each eligible Participant (other than the Company’s executive officers) as of the last day of the Fiscal Year, or (ii) make the determination itself. The Chief Executive Officer may make recommendations to the Committee regarding his Discretionary Bonus but shall not be present during voting or deliberations by the Committee with respect to his Discretionary Bonus. The Committee shall also determine the amount of any Discretionary Bonus of the Company’s other executive officers.  The determination described in this Section 4.1 shall be based solely on the factors deemed appropriate by the Committee or the Chief Executive Officer, as the case may be.  The factors may include the Company’s, subsidiary’s or business unit’s financial results, advancement in research and development, technological achievements, performance beyond preestablished objectives, extraordinary tangible or intangible contributions of the Participant to the Company, a subsidiary, or a business unit, as well as other criteria. The amount of the Discretionary Bonus shall not exceed one hundred percent (100%) of a Participant’s Base Salary.

          4.2       Performance Achievement Bonus:  By no later than the latest time permitted by Section 162(m) of the Code and the Regulations (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the achievement of the Performance Incentive Target remains substantially uncertain within the meaning of Section 162(m) of the Code and the Regulations, the

Committee shall establish, in writing, the specific Performance Incentive Target for a Participant which must be achieved in order to earn a Performance Achievement Bonus (or designated portion thereof) and the formula for computing the Performance Achievement Bonus (or designated portion thereof) if such Performance Incentive Target is achieved. The Performance Incentive Target shall be established in writing by the Committee and shall be applied to a Fiscal Year, as determined by the Committee.

          4.3       Committee Certification:  The Performance Incentive Target and the formula for computing the Performance Achievement Bonus with respect to each Fiscal Year shall be duly communicated to each Participant in accordance with the procedures set forth by the Committee. The Committee shall determine whether the Performance Incentive Target is achieved, and, if so, the Committee shall certify in writing, prior to the payment of any Performance Achievement Bonus (or designated portion thereof) for such Fiscal Year, that such Performance Incentive Target was satisfied. No Performance Achievement Bonus (or designated portion thereof) for such Fiscal Year shall be payable to Participant unless and until the Committee makes a certification in writing with respect to the achievement of the Performance Incentive Target for such Fiscal Year as required by Section 162(m) of the Code and the Regulations thereunder.

          4.4       No Modification of Performance Incentive Target and Formula:  Once the Committee has established, in writing, the Performance Incentive Target which must be achieved in order for the Performance Achievement Bonus (or designated portion thereof) to be earned and the formula for computing the Performance Achievement Bonus (or designated portion thereof), with respect to a Fiscal Year, the Committee shall not have the authority to modify such Performance Incentive Target or formula for computing the Performance Achievement Bonus with respect to such Fiscal Year, except as provided in Section 5.4 below.

          4.5       Form and Timing of Bonus:  Subject to Section 4.7, each Discretionary Bonus and each Performance Achievement Bonus shall be payable to the Participant in cash on the date designated by the Committee or the Chief Executive Officer which date shall be within 2 1/2 months of the end of the Fiscal Year, except that the following shall be payable solely upon approval by the Committee:

(A)	any Discretionary Bonus or Performance Achievement Bonus to the Chief Executive Officer or other executive officer, and
(B)	any Performance Achievement Bonus when the aggregate sum of such Bonus and all Other Remuneration exceeds the Limitation Amount.

          4.6       Limitation: As described in Section 4.7, Awards shall be awarded in a manner that will not reduce the maximum deduction available to the Company for payments to any Participant in accordance with Section 162(m) of the Code and Regulations thereunder.

          4.7       Reduction of Awards Pursuant to Code Section 162(m):  Unless the material terms of the Performance Incentive Target are disclosed to and approved by the stockholders in accordance with the requirements of Section 162(m) of the Code and the Regulations thereunder, the amount of any Performance Achievement Bonus shall be reduced by the amount necessary for the aggregate sum of (i) the Performance Achievement Bonus and (ii) all Other Remuneration not to exceed the Limitation Amount.  In no event shall any portion (the “Excess Compensation”) of the Discretionary Bonus be paid to the Participant if and to the extent such Excess Compensation, when added together with all Other Remuneration, exceeds the Limitation Amount.  The Company shall establish a bookkeeping account (the “Excess Compensation Account”) for Excess Compensation payable to the Participant.  Interest will be credited to the Excess Compensation Account at the short-term applicable federal rate, as defined in Code Section 1274(d)(1)(C)(i), compounded annually.  If and to the extent in any year all or a portion of the Excess Compensation, when added together with all Other Remuneration, does not exceed the Limitation Amount, the Company shall pay within 120 days of end of such year to the Participant all or a portion of the Excess Compensation that does not exceed the Limitation Amount.  The Company shall pay all of the unpaid Excess Compensation to the Participant from the Excess Compensation Account upon the termination of the Participant’s employment with the Company for any reason. Notwithstanding the foregoing, no Excess Compensation Account shall be established or continued to be maintained by the Company and no Excess Compensation shall be payable to the Participant if at any time the Committee in its sole discretion determines that the Excess Compensation would be, or is reasonably likely to be, pursuant to Section 409A of the Code, as amended by the American Jobs Creation Act of 2004, or any regulations or guidance promulgated thereunder includible in the Employee’s gross income in a taxable year before the year(s) in which the Employee would actually receive the Excess Compensation.

          4.8       Maximum Performance Achievement Bonus.  In no event shall the maximum Performance Achievement Bonus for any Fiscal Year payable to any one Participant exceed $1million.

V.	ADMINISTRATION

          5.1       Administration by the Committee:  Except as otherwise set forth herein, the Plan shall be administered by the Chief Executive Officer under the direction of the Committee.

          5.2       Pro-Rata Grants:  Except to the extent inconsistent with the provisions of Section 162(m) of the Code and the Regulations thereunder, the Committee shall have the authority to grant a Performance Achievement Bonus that is proportionately or otherwise adjusted based on and consistent with the Performance Incentive Targets to take into account the period of actual service of a Participant that became eligible to join the Plan after the beginning of the Fiscal Year.

          5.3       Unforeseen Circumstances of Participant:  In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, and not inconsistent with the provisions of Section 162(m) of the Code and the Regulations thereunder.

          5.4       Adjustments:  In the event of a material change in accounting assumptions, principles or practices after the Performance Incentive Target is established, which change affects the Fiscal Year’s results, or in the event of any stock dividend, stock split, combination or exchange of shares of the Company, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), or any other corporate transaction or event having an effect similar to any of the foregoing in respect of or materially affecting the applicable Performance Incentive Target, the Committee may, in the manner and to the extent, if any, it deems appropriate and equitable to the Participants and consistent with the terms of the Plan and the provisions of Section 162(m) of the Code and the Regulations thereunder, proportionately adjust any or all of the Performance Incentive Targets, based solely on objective criteria, so as to neutralize, in the Committee’s reasonable judgment, the effect of the change on the applicable pre-established Performance Incentive Target for the Fiscal Year.

          5.5       Amendment or Termination of Plan:  The Plan may be amended or terminated in whole or in part by the Committee in its sole discretion, but no such action shall adversely affect or alter any right or obligation existing prior to such amendment or termination. The Committee has the authority to interpret the Plan, the terms of any document relating to any Award and may adopt such rules and regulations for carrying out the terms and purposes of the Plan and may take such other actions in the administration of the Plan as it deems advisable. The interpretation and construction by the Committee of any provision of the Plan, any document evidencing an Award, and any rule or regulation adopted by the Committee shall be final and binding.

VI.	MISCELLANEOUS

          6.1       Assignability:  No Participant shall have the right to pledge, assign or otherwise dispose of any unpaid portion of any Award.

          6.2       Expenses:  Except as otherwise provided under the provisions of the Plan, all costs and expenses in connection with the administration of the Plan shall be paid by the Company.

          6.3       Gender:  The masculine pronoun wherever used includes the feminine pronoun.

          6.4       Governing Laws:  The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of California to the extent the latter are not preempted by the former.

          6.5       No Guarantee of Employment:  Nothing in this Plan shall be construed as giving any employee of the Company or any subsidiary an agreement or understanding, express or implied, that the Company or any subsidiary shall continue to employ any individual, whether or not a Participant in the Plan.

          6.6       No Right to Award:  Subject to Section 5.3 and unless otherwise expressly set forth in any employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award hereunder until such Award has been paid to such Participant and the Award shall be conditioned upon a Participant being an employee of the Company on the date designated for payment of the Award.

          6.7       Payment of Taxes:  The Company shall have the right to withhold from any payment to a Participant under this Plan, in cash, all federal, state, city or other taxes as shall be required pursuant to any statute or governmental regulations or ruling. In connection with such withholding, the Company may make any arrangement consistent with this Plan, as it may deem appropriate.

          6.8       Section Headings:  The headings of this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

          6.9       Severability:  In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

          6.10     Term of Plan:  The Plan became effective for the Fiscal Year 1993, and continues on a year-to-year basis, at the sole discretion of the Committee.

VII.	EXECUTION OF PLAN

          The Board amended and restated this Plan on March 24, 2005, to be effective commencing with Fiscal Year 2005.

          IN WITNESS WHEREOF, the Company has hereunder caused its name to be signed by its duly authorized officers this 24th day of March 2005.

THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation

By:	/s/ DAVID OVERTON

David Overton Chairman of the Board, Chief Executive Officer and President

By:	/s/ DEBBY R. ZURZOLO

Debby R. Zurzolo Executive Vice President and Secretary

YOUR VOTE IS VERY IMPORTANT

          Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your Proxy by telephone or the Internet or by returning the Proxy card or voting form by mail. If you are able to attend the meeting and you wish to vote your shares in person, the Proxy is revocable.

IF YOU PLAN TO ATTEND THE MEETING

          Please note that attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

VOTE BY TELEPHONE	VOTE BY INTERNET

It’s fast, convenient and your vote is immediately confirmed and posted. Using a touch-tone telephone, call the toll-free telephone number and follow these steps:	It’s fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet.

1.	Read the accompanying Proxy Statement and Proxy card or voting instruction form.	1.	Read the accompanying Proxy Statement and Proxy card or voting instruction form.
2.	Call the toll-free telephone number listed in your Proxy card or voting form.	2.	Go to website: www.proxyvote.com
3.	Follow the simple recorded instructions.	3.	Follow the simple instructions.

Please do not return your Proxy card or Voting Form if you voted by telephone or Internet.

26950 AGOURA ROAD CALABASAS HILLS, CA 91301

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Cheesecake Factory Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAILMark, sign, and date your proxy card and return it in the postage paid envelope we have provided or return it to The Cheesecake Factory Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE BY MAIL, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CHSCK1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEESECAKE FACTORY INCORPORATED

The Cheesecake Factory Incorporated is making each of the following three proposals:
The Board of Directors unanimously recommends a vote FOR the directors named below:			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except”and write the nominee’s number on the line below .
1.	ELECTION OF DIRECTORS:
	01)	DAVID OVERTON	☐	☐	☐
	02)	KARL L. MATTHIES
The Board of Directors unanimously recommends a vote FOR the proposals below:						For	Against	Abstain

2.	Approval of the material terms of the performance incentive goals for The Cheesecake Factory Incorporated Amended and Restated Annual Performance Incentive Plan, as described in the accompanying Proxy Statement.					☐	☐	☐

3.	Approval of an amendment to the Company’s Certificate of Incorporation to increase the maximum authorized number of shares of Common Stock from 150,000,000 to 250,000,000, as described in the accompanying Proxy Statement.					☐	☐	☐

In addition, to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name(s) appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by president or other authorized officer. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	THE CHEESECAKE FACTORY INCORPORATED

          Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (“the Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 24, 2005 at 10:00 A.M. Pacific Daylight Time at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California.

          The undersigned hereby appoints Debby R. Zurzolo and Jane Vallaire, or either one of them, as the “Named Proxies” with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on April 4, 2005 at the Meeting or at any adjournments or postponements thereof, on the proposals set forth on the reverse side.

          This proxy, when properly executed and returned, will be voted in the manner directed by the undersigned stockholder. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 22, 2005 of the 2005 Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Meeting is acknowledged.

IMPORTANT –	THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE OF THIS PROXY CARD FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.